UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2013

Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e).    On February 27, 2013, the Compensation Committee of the Board of Directors of Baker Hughes Incorporated (the "Company" or "Baker Hughes") adopted written performance goals, attached hereto as Exhibit 10.1, for the performance units granted by the Compensation Committee on January 24, 2013 under the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan and the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan.
Item 7.01 Regulation FD Disclosure.
On February 28, 2013, the Board of Directors of the Company appointed Alan R. Crain as Senior Vice President, Chief Legal and Governance Officer and William D. Marsh as Vice President and General Counsel. Mr. Crain, who has been with the Company since 2000, was most recently Senior Vice President and General Counsel. He will maintain his responsibility for legal, compliance, intellectual property, government relations, and security. Mr. Marsh has been with the Company for 15 years and was most recently Vice President, Legal, Western Hemisphere. He has held numerous positions within the Company's legal department, including Managing Region Counsel for Latin America and Director of Enterprise Risk Strategies.
Item 9.01 Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 9.01.)

(d)	Exhibits.
10.1*+
Performance Goals for Performance Units Granted in 2013 under the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan and the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan

*    Filed herewith
+     Compensatory Plan

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED

Dated: March 4, 2013	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary and Senior Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1
Performance Goals for Performance Units Granted in 2013 under the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan and the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan